UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a
(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NATUS MEDICAL INCORPORATED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On June 13, 2018, Natus Medical Incorporated (“Natus”) issued the following press release:

NATUS MEDICAL URGES SHAREHOLDERS TO VOTE FOR
NATUS NOMINEES ON THE WHITE PROXY CARD TODAY

A Vote FOR Natus’ Directors is a Vote For Continued Value Creation
Overseen by a Board of Directors with a Proven Track Record of Results

Comments on Glass Lewis Report

PLEASANTON, Calif. - June 13, 2018 - The Board of Directors of Natus Medical Incorporated (NASDAQ:BABY) (“Natus”) mailed a letter to shareholders as a reminder to shareholders regarding the importance of their vote at next week’s Annual Meeting of Stockholders. The Company also commented on a report from Glass Lewis & Co. (“Glass Lewis”) regarding Natus's Annual Meting:

In its report, Glass Lewis acknowledged that “[Voce] has not presented a detailed operating plan for the Company, nor has it offered specific suggestions to improve the Company’s financial or operating performance.”1

While we agree with Glass Lewis in rejecting Voce’s proposal to remove and replace the Chairman of the Natus Board, therefore rejecting Voce’s attempt to take control of the Natus Board, we believe Glass Lewis should also have recommended that shareholders vote on the WHITE proxy card in support of Doris Engibous and Robert Weiss.

This is a critical moment for Natus. The Company has developed from a small, single product company into a leader in three major markets - and we see a clear path to the next phase of growth and value creation.

The Natus Board urges shareholders to vote the WHITE proxy card today FOR the election of Doris Engibous and Robert Weiss. The Natus Board recommends that shareholders not vote for the removal of Chairman Robert Gunst.

Natus mailed the following letter to shareholders:

VOTE “FOR” NATUS’ HIGHLY QUALIFIED DIRECTOR NOMINEES ON THE WHITE PROXY CARD

BECAUSE TIME IS SHORT, WE ENCOURAGE SHAREHOLDERS TO
VOTE ELECTRONICALLY VIA INTERNET OR OVER THE PHONE TODAY

The vote at next week’s Annual Meeting is extremely important to the future of Natus. The best choice for shareholders is clear: vote FOR Doris Engibous and Robert Weiss and support a strategy that has delivered results. Just look at the facts:

1.	Natus is executing a proven strategy of growth, innovation and allocating capital to the highest value opportunities for shareholders

•	Over the past five years, the Natus share price has increased by 164%, versus 68% and 68% for the Russell 2000 and S&P 500, respectively, over the same timeframe[1]

•	Since 2004, Natus’ revenues have grown from $34mm to more than $500mm currently through strong execution and a disciplined acquisition strategy

•	Natus’ market capitalization has increased more than 15 times during the service of CEO Jim Hawkins and Directors Doris Engibous and Robert Gunst[2]

2.	Voce is seeking control of Natus with no strategy, just a “starter kit” of various thoughts

•	Voce Capital is seeking fully half of the six seats on the Natus Board of Directors. Voce has directly targeted a fourth director, Natus Chief Executive Officer, Jim Hawkins as well

•
Voce has not articulated a strategic plan or provided details on what it intends to do with your Company if Voce gains control of the Board other than to halt the Company’s proven and successful acquisition strategy and to cease R&D activities

•	Halting investment could pump up the bottom line of any company for a short period of time, but shareholder value would ultimately be negatively impacted

3.	Your Board is committed to good corporate governance and continues its refreshment process

•	In 2016, the Company added Dr. Barbara R. Paul, the former Chief Medical Officer at Community Health Systems, who serves as Chair of Natus’ Nominating and Governance Committee

•
The Board is also seeking to add Mr. Robert Weiss, who will bring to the Board decades of executive and financial and leadership experience in the medical device industry, expert oversight of M&A and R&D, and who delivered 358% share price appreciation during his tenure as CEO of The Cooper Companies[3]

4.	Voce’s nominees are not qualified to serve on your Board

•	The stock price of Voce nominee Joshua Levine’s current company has declined 37% during his tenure as CEO[4]

•	Voce nominee Mark Gilreath was CEO of a company that was sold slightly more than a year after he took it public at a 47% discount to its IPO price[5]

•	Voce nominee Lisa Heine’s background in cardiovascular-focused businesses is not relevant to Natus

TIME IS SHORT - PROTECT THE VALUE OF YOUR INVESTMENT IN NATUS

We believe the decision is clear: vote FOR Natus’ nominees on June 22, 2018 to continue our momentum of delivering value.

The Natus Board urges shareholders to VOTE THE WHITE proxy card today. All shareholders should be aware that any vote for Voce nominees on Voce’s blue proxy card will revoke any previous proxy submitted by a shareholder, including any votes submitted on the Company’s WHITE proxy card FOR any of the Board’s nominees. It is critical that shareholders DO NOT RETURN ANY PROXY CARD SENT BY VOCE, EVEN AS A PROTEST VOTE AGAINST VOCE OR THE VOCE NOMINEES. The Natus Board strongly urges shareholders to DISCARD all blue proxy cards or other materials sent by Voce.

Natus shareholders are reminded that their vote is important, no matter how many or how few shares they own. If shareholders have questions, or require assistance in voting, please contact Morrow Sodali, by calling toll-free (800) 662-5200, or via e-mail BABY@morrowsodali.com.

Sincerely,

The Board of Directors of Natus Medical Incorporated

Fenwick & West LLP is serving as legal counsel.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, neurosurgery, epilepsy, sleep disorders, and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These statements relate to our current estimates and assumptions and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, our ability to successfully integrate and achieve our profitability goals from recent acquisitions, the demand for our products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with our, and our commercial partner’s, bringing new products to market, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2017 and its subsequent quarterly reports on Form 10-Q and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

Important Additional Information and Where to Find It

Natus has filed a definitive proxy statement (the “Proxy Statement”) and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) on May 18, 2018 in connection with the solicitation of proxies for the 2018 Annual Meeting of Stockholders. NATUS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT NATUS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants in Solicitation

Natus, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2018 Annual Meeting of Stockholders. Information regarding the names of Natus’ directors and executive officers and their respective interests in Natus by security holdings or otherwise is set forth in the Proxy Statement. Investors and stockholders may obtain a copy of the definitive proxy statement and other documents filed by Natus free of charge from the SEC’s website, www.sec.gov. Additionally, Natus stockholders may obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request to Natus’ proxy solicitor for the 2018 Annual Meeting of Stockholders, Morrow Sodali, at 800-662-5200 or via email at BABY@morrowsodali.com

Contacts

Natus Medical Incorporated
Jonathan A. Kennedy
Executive Vice President and Chief Financial Officer
925-223-6700
InvestorRelations@Natus.com

Joele Frank, Wilkinson Brimmer Katcher
Jim Golden / Tim Lynch / Adam Pollack
212-355-4449

1 Permission to use quotes neither sought not obtained.
1 Calculated based on Natus’ closing stock prices from 06/04/13 to 06/04/18.
2 Calculated based on Natus’ closing stock prices on 04/12/04 (the last trading day before the announcement of Jim Hawkins’ appointment to CEO) and 06/04/18. Doris Engibous and Robert Gunst became directors effective 05/05/04 and 06/14/04, respectively.
3 Calculated based on The Cooper Companies’ closing stock prices from 08/23/07 to 04/30/18.
4 Calculated based on Accuray’s closing stock prices from 10/11/12 to 06/04/18.
5 Calculated based on EndoChoice’s IPO price of $15.00 per share (06/05/15) and subsequent sale to Boston Scientific at $8.00 per share (09/27/16).